EXHIBIT 23.2



                  CONSENT OF PADGETT, STRATEMANN & CO., L.L.P.



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                          INDEPENDENT AUDITORS' CONSENT



CBCT Bancshares, Inc.
Smithville, Texas


We consent to the incorporation by reference in the Registration Statement of CBCT Bancshares, Inc.'s 2001 Recognition and Retention Plan (File No. 333-81590) and 2001 Stock Option and Incentive Plan (File No. 333-81588) on Form S-8 of our report, dated February 22, 2002, on the consolidated financial statements incorporated by reference in CBCT Bancshares, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

/s/ Padgett, Stratemann & Co.

Padgett, Stratemann & Co., LLP
San Antonio, Texas
March 27, 2002